                                         EXHIBIT 11
                                      PG&E CORPORATION
                          COMPUTATION OF EARNINGS PER COMMON SHARE

-----------------------------------------------------------------------------------------
                                                         Three Months Ended March 31,
                                                       ----------------------------------
(in millions, except per share amounts)                      1998          1997
-----------------------------------------------------------------------------------------
EARNINGS PER COMMON SHARE (EPS) AS SHOWN
 IN THE STATEMENT OF CONSOLIDATED INCOME

Earnings available for common stock                         $    139      $    173
                                                            ========      ========
Average common shares outstanding                                381           409
                                                            ========      ========
Basic EPS                                                   $    .36      $    .42
                                                            ========      ========

DILUTED EPS (1)

Earnings available for common stock                         $    139      $    173
                                                            ========      ========
Average common shares outstanding                                381           409
Add exercise of options, reduced by the
  number of shares that could have been
  purchased with the proceeds from
  such exercise (at average market price)                          1             -
                                                            --------      --------
Average common shares outstanding as
  adjusted                                                       382           409
                                                            ========      ========
Diluted EPS                                                 $    .36      $    .42
                                                            ========      ========

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
(1)  This presentation is submitted in accordance with Statement of Financial Accounting
 Standards No. 128.
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